As filed with the Securities and Exchange Commission on April 15, 2005

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Watchdata Technologies Ltd.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	Not applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 2 Wanhong West Street Capital Airport Road Chaoyang District, Beijing 100015 People’s Republic of China	Not applicable
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-121531.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Ordinary Shares, par value US$0.001 per share*

(Title of class)

*	Not for trading, but only in connection with the American Depositary Shares. American Depositary Shares, each representing two Ordinary Shares, are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 for quotation on the Nasdaq National Market, and accordingly are exempt from registration under Section 12(g) of the Securities Exchange Act of 1934, as amended, pursuant to rule 12g3-2(c) thereunder.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the securities registered hereunder is contained in the sections entitled “Description of Share Capital,” “Description of American Depositary Shares” and “Taxation” in the preliminary prospectus included in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-121531), as amended, originally filed with the Securities and Exchange Commission on December 22, 2004, which description is incorporated herein by reference.

Item 2. Exhibits.

1.	Form of American Depositary Receipt of the Registrant (incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1).

2.	Form of Ordinary Share Certificate of the Registrant (incorporated by reference from Exhibit 4.2 to the Registrant’s Registration Statement on Form F-1).

3.	Third Amended and Restated Memorandum and Articles of Association (incorporated by reference from Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1).

4.	Form of Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas, as depositary, and holders of the American Depositary Receipts issued thereunder (incorporated by reference from Exhibit 4.5 to the Registrant’s Registration Statement on Form F-1).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Watchdata Technologies Ltd.

Date: April 15, 2005	By:	/s/ Sean Shao
	Name:	Sean Shao
	Title:	Chief Financial Officer

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